                    TAX SHARING AND INDEMNIFICATION AGREEMENT

                  THIS TAX SHARING AND INDEMNIFICATION AGREEMENT (this "Agreement") dated as of ________, 2000 by and between U.S. Industries, Inc., a Delaware corporation ("USI") and LCA Group Inc. ("LCA"), a Delaware corporation and currently a direct, wholly-owned subsidiary of USI, is entered into in connection with the Corporate Restructuring Transactions and Distribution (as defined below).

                  WHEREAS, USI and its affiliated group of companies are currently members of the USI Consolidated Group (as defined below);

                  WHEREAS, the Board of Directors of USI has determined that USI shall undertake the Corporate Restructuring Transactions and Distribution, described in the Distribution and Indemnification Agreement dated as of __________, 2000 ("Distribution Agreement");

                  WHEREAS, the parties intend that for federal income tax purposes the Distribution and certain steps in the Corporate Restructuring Transactions shall qualify as tax-free transactions pursuant to Sections 332, 351, 355, 368 and other sections of the Code (as defined below);

                  WHEREAS, the parties wish to set forth (i) their agreement with respect to certain Tax (as defined below) matters and (ii) certain representations, warranties, covenants and indemnities relating to the preservation of the tax-free status of the Corporate Restructuring Transactions and Distribution.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                  Section 1      Definitions.

                  (a) General. For purposes of this Agreement, capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Distribution Agreement. The following terms shall have the meanings set forth below:

                  (i) "Agreement" shall have the meaning set forth in the preamble to this Agreement.

                  (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended.


                  (iii) "Corporate Restructuring Transactions" shall have the meaning set forth in the Distribution Agreement.

                  (iv) "Combined Return" shall mean a consolidated, combined or unitary income Tax Return that includes one or more members of the USI Subgroup and one or more members of the LCA Subgroup.

                  (v) "Distribution" shall have the meaning set forth in the Distribution Agreement.

                  (vi) "Distribution Agreement" shall have the meaning set forth in the preamble to this Agreement.

                  (vii) "Distribution Date" shall have the meaning set forth in the Distribution Agreement.

                  (viii) "Distribution Taxes" shall mean Taxes of any member of the USI Consolidated Group (as in existence prior to the Distribution) resulting from, or arising in connection with, the failure of the Distribution to be tax-free to such member under Code Section 355 (including without limitation by reason of the application of Code Sections 355(d) or (e)).

                  (ix) "Indemnified Party" shall mean any Person which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

                  (x) "Indemnifying Party" shall mean any Person from which an Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

                  (xi) "Independent Accounting Firm" shall mean a nationally recognized independent accounting firm, jointly selected by USI and LCA; or, if they cannot agree on such accounting firm, both USI and LCA shall submit the name of a nationally recognized independent accounting firm that has not in the prior two years provided services worth more than $50,000 to USI, LCA, or their respective affiliates, and the "Independent Accounting Firm" shall mean the firm selected by lot from these two firms.

                  (xii) "IRS" shall mean the Internal Revenue Service, or any successor thereto, including, but not limited to, its agents, representatives and attorneys.

                  (xiii) "LCA" shall have the meaning set forth in the preamble to this agreement.

                  (xiv) "LCA Subgroup" shall mean LCA and its present and future direct and indirect Subsidiaries.

                  (xv) "Person" shall mean and includes any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity.

                  (xvi) "Proceeding" shall mean any audit or other examination, or any judicial or administrative proceeding, relating to the liability for or refund or adjustment with respect to Taxes.

                  (xvii) "Representations" shall mean the written representations made to Cadwalader, Wickersham & Taft and Ernst & Young LLP in connection with their Tax Opinions.

                  (xviii) "Subsidiary" shall mean any Person of which more than 50% of the total voting power of stock or other equity interests having voting power for the election of directors or managers of such Person is at the time owned or controlled, directly or indirectly, by another Person.

                  (xix) "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority (federal, state, local or foreign) and shall include any transferee or fiduciary liability in respect of Taxes.

                  (xx) "Taxing Authority" shall mean any governmental authority imposing Taxes.

                  (xxi) "Tax Opinions" shall mean the written opinions of Cadwalader, Wickersham & Taft and Ernst & Young LLP with respect to the tax treatment of the Distribution.

                  (xxii) "Tax Returns" shall mean all reports, returns, declarations, forms and statements (including information returns) filed or required to be filed with respect to Taxes, including attachments thereto and amendments thereof.

                  (xxiii) "Transaction Related Proceeding" shall mean a Proceeding, to the extent it relates to the qualification of the Corporate Restructuring Transactions or the Distribution as tax-free transactions pursuant to Sections 332, 351, 355, 368 and other sections of the Code, including but not limited to, a Proceeding for Distribution Taxes.

                  (xxiv) "Transaction Tax Returns" shall mean all reports, returns, declarations, forms and statements (including information returns) filed or required to be filed with respect to Transaction Taxes.

                  (xxv) "Transaction Taxes" shall mean all sales, use, license, transfer, stamp, and other similar taxes or fees (including, without limitation, all real estate, patent, copyright, and trademark transfer taxes and recording fees) incurred by the USI Subgroup and the LCA Subgroup in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated by the Distribution Agreement, up to and including the Distribution Date.

                  (xxvi) "USI" shall have the meaning set forth in the preamble to this Agreement.

                  (xxvii) "USI Consolidated Group" shall mean the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which USI is the common parent, and any member of such group.

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                  (xxviii) "USI Subgroup" shall mean USI and its present and future direct and indirect Subsidiaries, other than any member of the LCA Subgroup.

                  (b) References; Interpretations. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Sections and Exhibits shall be deemed references to Sections of and Exhibits to this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                  Section 2      USI Indemnification.

                  (a) Except as provided in sections 3, 4 and 5, USI shall be responsible for, shall pay or cause to be paid, and shall indemnify on an after-tax basis and hold harmless each member of the LCA Subgroup and their successors from and against any and all Taxes (i) incurred by any member of the LCA Subgroup by reason of the breach by USI of any of its covenants hereunder;
(ii) imposed on any member of the USI Subgroup or the LCA Subgroup with respect to any action taken pursuant to any Corporate Restructuring Transactions, arising out of the transfer of liabilities between the USI Subgroup and the LCA Subgroup, or the Distribution pursuant to the Distribution Agreement (including, but not limited to, liability for Taxes, allocated to USI and the members of the USI Subgroup pursuant to Section 2(b) and (c) and Section 4(a) and (b)), (iii) with respect to all taxable periods of the members of the LCA Subgroup ending on or prior to the Distribution Date, [(iv) arising under Section 951 of the Code with respect to subpart F income of, or an investment in United States property by, any member of the LCA Subgroup attributable to that portion of the taxable period ending on the Distribution Date (regardless of whether the taxable period ends on or after the Distribution Date) calculated under the interim closing of the books rule provided in Section 7 applicable with respect to taxes measured by income, whether or not such taxes would be treated as measured by income],
(v) arising out of the inclusion of any member of the LCA Subgroup in any Combined Return on or prior to the Distribution Date, whether any such Combined Return covers a taxable period beginning before the Distribution Date and ending on, prior to, or after the Distribution Date, (vi) allocated to USI pursuant to
Section 7 hereof, and (vii) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses).

                  (b) USI and the members of the USI Subgroup shall be allocated and be responsible for, shall pay or cause to be paid and shall indemnify on an after-tax basis and hold harmless each member of the LCA Subgroup and their successors, from and against any Distribution Taxes that are primarily attributable to one or more of the following:

                  (i) any inaccurate statement or representation of fact or intent (or omission to state a material fact) with respect to the USI Subgroup in the Representations;

                  (ii) any action or omission by the USI Subgroup after the Distribution, including without limitation, a cessation, transfer to affiliates or disposition of its active trades or businesses, or an issuance of stock, stock buyback or payment of an extraordinary dividend by any member of the USI Subgroup following the Distribution;

                  (iii) any acquisition of any stock or assets of any member of the USI Consolidated Group by one or more other persons prior to or following the Distribution; or

                  (iv) any issuance of stock by USI, or change in ownership of the stock of USI, that causes Code Sections 355(d) or 355(e) to apply to the Distribution.

                  (c) USI and the members of the USI Subgroup shall be allocated and be responsible for, shall pay or cause to be paid and shall indemnify on an after-tax basis and hold harmless each member of the LCA Subgroup and their successors, from and against any Taxes that are imposed on any member of the LCA Subgroup with respect to any action taken pursuant to any of the Corporate Restructuring Transactions, including without limitation, the transactions that were intended to be tax-free under Sections 332, 351, 355 and 368 of the Code primarily attributable to one or more of the following:

                  (i) any inaccurate statement or representation of fact or intent (or omission to state a material fact) with respect to the USI Subgroup in the Representations;

                  (ii) any action or omission by the USI Subgroup after the Distribution, including without limitation, a cessation, transfer to affiliates or disposition of its active trades or businesses, or an issuance of stock, stock buyback or payment of an extraordinary dividend by any member of the USI Subgroup following the Distribution;

                  (iii) any acquisition of any stock or assets of any member of the USI Consolidated Group by one or more other persons prior to or following the Distribution; or

                  (iv) any issuance of stock by USI, or change in ownership of the stock of USI, that causes Code Sections 355(d) or 355(e) to apply to the Distribution.

                  Section 3      LCA Indemnification.

                  (a) LCA, on behalf of the members of the LCA Subgroup, shall be responsible for, shall pay or cause to be paid, and shall indemnify on an after-Tax basis and hold harmless each member of the USI Subgroup and their successors from and against any and all Taxes (i) incurred by any member of the USI Subgroup by reason of the breach by LCA of any of its covenants hereunder,
(ii) with respect to all taxable periods of any member of the LCA Subgroup ending after the Distribution Date (except to the extent allocated to USI pursuant to Section 7 hereof), (iii) [arising under Section 951 of the Code with respect to subpart F income of, or an investment in United States property by, any member of the USI Subgroup attributable to that portion of the taxable period beginning on the close of the Distribution Date (regardless of whether the taxable period begins on the Distribution Date) calculated under the interim closing of the books rule provided in Section 7 applicable with respect to Taxes measured by income, whether or not such Taxes would be treated as measured by income], (iv) allocated to LCA pursuant to Section 7 hereof, and (v) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses).

                  (b) LCA and the members of the LCA Subgroup shall be allocated and be responsible for, shall pay or cause to be paid, and shall indemnify on an after-tax basis and hold harmless each member of the USI Subgroup and their successors, from and against any Distribution Taxes that are primarily attributable to one or more of the following:

                  (i) any inaccurate statement or representation of fact or intent (or omission to state a material fact) in the Representations that relate to the LCA Subgroup;

                  (ii) any action or omission by the LCA Subgroup after the Distribution, including without limitation, a cessation, transfer to affiliates or disposition of its active trades or businesses, or an issuance of stock, stock buyback or payment of an extraordinary dividend by any member of the LCA Subgroup following the Distribution;

                  (iii) any acquisition of any stock or assets of any member of the LCA Subgroup by one or more other persons following the Distribution; or

                  (iv) any issuance of stock by LCA, or change in ownership of stock in LCA, that causes Code Sections 355(d) or 355(e) to apply to the Distribution.

                  (c) LCA and the members of the LCA Subgroup shall be allocated and be responsible for, shall pay or cause to be paid, and shall indemnify on an after-tax basis and hold harmless each member of the USI Subgroup and their successors, from and against any Taxes that are imposed on any member of the USI Subgroup with respect to any action taken pursuant to any of the Corporate Restructuring Transactions, including without limitation, the transactions that were intended to be tax-free under Sections 332, 351, 355 and 368 of the Code that are primarily attributable to one or more of the following:

                  (i) any inaccurate statement or representation of fact or intent (or omission to state a material fact) in the Representations that relate to the LCA Subgroup;

                  (ii) any action or omission by the LCA Subgroup after the Distribution, including without limitation, a cessation, transfer to affiliates or disposition of its active trades or businesses, or an issuance of stock, stock buyback or payment of an extraordinary dividend by any member of the LCA Subgroup following the Distribution;

                  (iii) any acquisition of any stock or assets of any member of the LCA Subgroup by one or more other persons following the Distribution; or

                  (iv) any issuance of stock by LCA, or change in ownership of stock in LCA, that causes Code Sections 355(d) or 355(e) to apply to the Distribution.

                  Section 4 Joint Liability for Distribution Taxes and Certain Other Taxes.

                  (a) The liability for Distribution Taxes not allocated to the USI Subgroup or the LCA Subgroup pursuant to Sections 2(b) or 3(b), shall be shared equally by the USI

Subgroup and LCA Subgroup if the Distribution Taxes are attributable in whole or in part to the matters described in both Sections 2(b)(i) through (iv) and
Section 3(b)(i) through (iv) and each of the USI Subgroup and LCA Subgroup shall indemnify and hold harmless the other Subgroup for the Distribution Taxes allocated to them in this Section 4(a).

                  (b) Any Taxes imposed on any member of the USI Subgroup with respect to any action pursuant to any of the Corporate Restructuring Transactions, including without limitation, the transactions that were intended to be tax-free under Sections 332, 351, 355 and 368 of the Code, not allocable to the USI Subgroup or the LCA Subgroup pursuant to Section 2(c) or Section 3(c), shall be shared equally by the USI Subgroup and LCA Subgroup if such Taxes are attributable in whole or in part to matters described in both Section 2(c)(i) through (iv) and Section 3(c)(i) through (iv) and each of the USI Subgroup and LCA Subgroup shall indemnify and hold harmless the other Subgroup for such Taxes allocated to them in this Section 4(b).

                  Section 5 Gain Recognition Agreement Taxes. If a Taxing Authority determines that any member of the USI Subgroup or the LCA Subgroup has failed to comply with the terms of any Code Section 367 "gain recognition agreement" executed by a member of the USI Subgroup for any tax period before the Distribution and any "gain recognition agreement" entered into with respect to the Corporate Restructuring Transactions or the Distribution, and such non-compliance is attributable to any action or omission by a member of the LCA Subgroup or any other affiliate of LCA after the Distribution, the LCA Subgroup shall be liable for any resulting Tax (such liability, a "GRA Tax Liability") and the LCA Subgroup shall indemnify and hold harmless the USI Subgroup with respect thereto.

                  Section 6      Compensation Deductions.

                  (a) USI shall be responsible for timely filing all required reports with any relevant Taxing Authority with respect to grants and exercises of stock options, or vesting of its stock, with respect to any incentive stock options, non-qualified stock options, or restricted stock relating to USI common stock, that were granted or issued to the employees of the LCA Businesses or USI Businesses (as defined in the Distribution Agreement) that are outstanding immediately after the Distribution. USI (or the appropriate USI Subgroup member) shall claim all Tax deductions arising by reason of exercises or vesting of such options.

                  (b) If, pursuant to a final determination by a Taxing Authority, all or a part of a Tax deduction claimed by a member of the USI Subgroup pursuant to Section 6(a) is disallowed, the appropriate member of the LCA Subgroup shall to the extent such deduction may be allowable to such appropriate member, promptly claim such deduction. If such appropriate member realizes a Tax benefit (i.e., a reduction in Taxes) in any period as a result of claiming a deduction pursuant to this Section 6(b), such member shall promptly pay the amount of such Tax benefit to the member whose Tax deduction was so disallowed.

                  Section 7 Close of Taxable Period. USI and LCA shall, to the extent permitted by applicable law, elect with each relevant Taxing Authority to close the taxable period of each member of the LCA Subgroup as of the close of the Distribution Date. In any case where applicable law does not permit a member of the LCA Subgroup to close its taxable

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period on the Distribution Date, any Taxes attributable to a taxable period that includes but does not end on the Distribution Date shall be allocated (i) to USI for the period up to and including the Distribution Date, and (ii) to the appropriate member of the LCA Subgroup for the period subsequent to the Distribution Date. For purposes of this Section 7, Taxes for the period up to and including the Distribution Date shall be determined: (i) as to Taxes based on, or measured by, income, and as to sales, use and payroll Taxes, on the basis of an interim closing of the books of each member of the LCA Subgroup as of the close of the Distribution Date, (ii) as to Taxes based on capital, or imposed on property, by allocating to such period the product of (x) such Tax, and (y) a fraction, the numerator of which is the number of days in such period up to and including the Distribution Date and the denominator of which is the total number of days in such period, and (iii) as to any other Tax, in a manner analogous to the most appropriate of the two preceding allocation methods.

                  Section 8      Refunds.

                  (a) LCA shall assign and promptly remit (and shall cause each member of the LCA Subgroup to assign and promptly remit) to USI all refunds (including interest thereon and any amounts applied against liability for other taxable periods) of (i) any Tax attributable to a taxable period of any member of the LCA Subgroup ending on or before the Distribution Date or (ii) any Tax attributable to a taxable period of any member of the LCA Subgroup that includes the Distribution Date to the extent that such Tax was not borne by a member of the LCA Subgroup pursuant to Section 7 hereof (collectively, "USI's Refunds"). In furtherance of the preceding sentence (and not in limitation thereof), LCA hereby transfers and absolutely assigns to USI all right, title, and interest of any member of the LCA Subgroup in any USI Refunds and shall turn over to USI any and all checks for such USI Refunds ("USI's Refund Checks") in the exact form received, but duly endorsed to USI and, until so turned over, shall hold the same in trust for the benefit of USI segregated from all other funds of LCA and any member of the LCA Subgroup. LCA hereby grants to USI a power of attorney to endorse USI's Refund Checks and to take such other action reasonably necessary or appropriate to implement the terms and provisions of the immediately preceding sentence; this power of attorney, being coupled with an interest, is irrevocable. For purposes of this Agreement, the term "USI's Refunds" shall not include any refund resulting from a carryback by LCA. USI shall assign and promptly remit (and shall cause each member of the USI Subgroup to assign and promptly remit) to the applicable member of the LCA Subgroup any refund of Tax (or portion thereof) (including interest thereon and any amounts applied against liability for other taxable periods) received by a member of the USI Subgroup to the extent such refund consists of a reduction in Tax apportioned to a member of the LCA Subgroup pursuant to Section 7 hereof.

                  (b) LCA shall promptly remit or cause to be remitted to USI the amount of any Tax benefit realized by any member of the LCA Subgroup (whether resulting from a deduction, or reduced gain or increased loss from the disposition of an asset, or otherwise) resulting from any adjustment for which any member of the LCA Subgroup received indemnification hereunder. USI shall promptly remit or cause to be remitted to the applicable member of the LCA Subgroup the amount of any Tax benefit realized by any member of the USI Subgroup (whether resulting from a deduction, or reduced gain or increased loss from the disposition of an asset, or otherwise) resulting from any adjustment for which any member of the USI Subgroup received indemnification hereunder.

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                  (c) LCA shall, or shall cause a member of the LCA Subgroup to, cooperate with USI in filing any claim for USI's Refunds; provided, however, that USI shall indemnify and hold harmless the LCA Subgroup against any additional Tax liability or other costs, including administrative expenses, resulting from the filing of such claim for USI's Refunds. USI shall have the sole right to prosecute any claims for USI's Refunds (by suit or otherwise) at USI's expense and with counsel of USI's choice. LCA shall cooperate, and cause each member of the LCA Subgroup to cooperate, fully with USI and its counsel in connection therewith.


                  (d) USI shall cooperate with LCA and each member of the LCA Subgroup in filing any refund claim or amended Tax Return or other Tax Return (including a Form 1139, Corporate Application for Tentative Refund) to obtain the benefit of any carryback for federal, state, or local income tax purposes to a taxable period of any member of the LCA Subgroup ending on or prior to the Distribution Date of any net operating loss, net capital loss, or other deduction or credit incurred by any member of the LCA Subgroup in any taxable period ending after the Distribution Date; provided, however, that LCA, on behalf of the members of the LCA Subgroup, as applicable, shall indemnify and hold harmless the USI Subgroup against any additional Tax liability or other costs, including administrative expenses, resulting from such refund claim or amended Tax Return or other Tax Return. USI shall assign and promptly remit to the applicable member of the LCA Subgroup the amount of any refund of Tax received by, or Tax benefit realized by, any member of the USI Subgroup as a result of any carryback by a member of the LCA Subgroup.

                  Section 9      Filing of Tax Returns.

                  (a) USI shall prepare or cause to be prepared, and shall file or cause to be filed: (i) all Combined Returns, (ii) all separate Tax Returns with respect to Taxes based on, or measured by, income of any member of the LCA Subgroup for taxable periods ending (including as a result of an election provided in Section 7 hereof) on or prior to the Distribution Date, and (iii) all other Tax Returns required to be filed by or on behalf of any member of the LCA Subgroup prior to the Distribution Date (without regard to extensions). Other than the Tax Returns to be filed by USI pursuant to this Section 9(a), LCA shall prepare or cause to be prepared, and file or cause to be filed, all Tax returns with respect to Taxes based on, or measured by, income of any member of the LCA Subgroup for the taxable period including, but ending after, the Distribution Date, which Tax Returns shall be prepared in a manner consistent with prior practice, and all other Tax Returns with respect to any member of the LCA Subgroup.

                  (b) Unless otherwise required by a Taxing Authority or a Court, the USI Subgroup and LCA Subgroup hereby agree to file all Tax Returns, and to take all other actions, in a manner consistent with the following positions: (i) the Distribution is a tax-free spinoff within the meaning of Code
Section 355; (ii) the Corporate Restructuring Transactions shall be treated in the manner reported by USI in all Tax Returns, (iii) the last day on which any member of the LCA Subgroup was included in the USI Consolidated Group is the Distribution Date, and (iv) the taxable period of each member of the LCA Subgroup ended on the Distribution Date. All Tax Returns shall be filed on a timely basis by the party responsible for filing such returns under this Agreement.

                  (c) With respect to any Tax Return (other than a Tax Return that extends the time for filing) required to be filed for a taxable period of any member of the LCA Subgroup that includes but does not end on the Distribution Date, LCA shall provide USI and its authorized representative with a copy of such Tax Return together with a statement (including supporting schedules and workpapers) certifying the amount of Tax shown on such Tax Return that is allocable to USI pursuant to Section 7 hereof (the "Statement"). USI and its authorized representative shall have the right to review such Statement for thirty (30) days following USI's receipt of such Statement (the "30-Day Review Period"). If USI disagrees with the allocation in such Statement, USI shall notify LCA in writing of such disagreement prior to the close of the 30-Day Review Period, and USI and LCA shall consult and attempt to resolve in good faith the disagreement. In the event that USI and LCA are unable to resolve the disagreement within fifteen (15) days following the end of the 30-Day Review Period, USI and LCA shall, in accordance with Section 18 hereof, jointly request the Independent Accounting Firm to resolve the disagreement as promptly as possible. Not later than five (5) days after the later of (i) the end of the 30-Day Review Period, or (ii) if there is a disagreement, the date notice is provided to USI and LCA regarding the resolution of the disagreement by the Independent Accounting Firm, USI shall pay to LCA (on behalf of the members of the LCA Subgroup) or LCA shall pay to USI, as the case may be, an amount equal to the difference between (i) the Taxes shown on the Statement or in such notice (as the case may be) as being allocable to USI pursuant to Section 7 hereof, and
(ii) any payments made by any member of the USI Subgroup or any member of the LCA Subgroup on or prior to the Distribution Date in respect of such Taxes (whether as estimated or otherwise).

                 Section 10 Cooperation. LCA and USI shall cooperate fully with each other with respect to, and shall make available to each other, such Tax data and other information relating exclusively to any member of the LCA Subgroup as may be reasonably required for the preparation by LCA or USI of any Tax Returns as may be required to be prepared by USI or LCA hereunder. Upon request of USI or LCA, the party to which the request was made shall use its best efforts to provide the requesting party with such information as soon as practicable.

                  Section 11      Notice of Proceedings.

                  (a) LCA and USI, respectively, shall each promptly notify the other in writing upon the receipt by LCA or any member of the LCA Subgroup or USI or any member of the USI Subgroup, as the case may be, of notice of any pending or threatened Proceeding for which USI is or may be obligated to indemnify any member of the LCA Subgroup or for which LCA is or may be obligated to indemnify USI or any member of the USI Subgroup hereunder, and therefore shall promptly forward to the other party copies of notices and material communications with a Taxing Authority relating to such Proceeding (e.g., any IRS revenue agent's reports or similar reports, notices of proposed adjustment, or notices of deficiency).

                  (b) Subject to Sections 11(c) and (d) hereof, USI or LCA, as the case may be, shall have the sole right, at its election, (i) to represent the interests of LCA and any member of the LCA Subgroup or USI and any member of the USI Subgroup, respectively, with respect to any Proceeding referred to in
Section 11(a) for which USI or LCA, as the case may be, is or may be obligated to indemnify the other and (ii) to employ counsel of its choice at its expense and to control the conduct of such Proceeding, including settlement or other disposition thereof (the rights under (i) and (ii) are referred to in this Agreement collectively as the "Representation Right"), provided, however, that neither party shall settle or otherwise dispose of any such Proceeding in a manner that could have a material adverse effect on the Tax liability of the other party without the prior consent of such other party (which consent shall not be unreasonably withheld). Each of USI and LCA shall consult with the other with respect to any Proceeding for which USI or LCA exercises its Representation Right pursuant to this Section 11(b) and LCA and USI, as the case may be, shall cooperate, and shall cause each member of the LCA Subgroup and the USI Subgroup, respectively, to cooperate fully with LCA or USI, as the case may be, and its counsel in the defense against or compromise of any claim in any said Proceeding.

                  (c) To exercise its Representation Right set forth in Section 11(b), USI must first, within a reasonable period following the receipt of notification of such Proceeding, (i) notify LCA in writing that it intends to exercise its Representation Right, and (ii) deliver to LCA a written statement acknowledging its obligation to indemnify LCA or any member of the LCA Subgroup hereunder with respect to such Taxes as to which USI exercises its Representation Right. To exercise its Representation Right set forth in Section 11(b), LCA must first, within a reasonable period following the receipt of notification of such Proceeding, (i) notify USI in writing that it intends to exercise its representation right, and (ii) deliver to USI a written statement acknowledging its obligation to indemnify USI or any member of the USI Subgroup hereunder with respect to such Taxes as to which LCA exercises its Representation Right.

                  (d) USI and LCA shall jointly represent the interests of the USI Consolidated Group, the LCA Subgroup and the USI Subgroup in any Proceeding relating to Transaction Taxes, or any Transaction-Related Proceeding for which LCA has acknowledged its obligation to indemnify USI pursuant to Section 3 hereof. Except as set forth in the preceding sentence, USI shall have the sole right to represent the interests of the USI Consolidated Group, the LCA Subgroup and the USI Subgroup in any Transaction-Related Proceeding and to employ counsel of its choice at its expense.

                  Section 12 Access to Tax Data. After the Distribution Date, LCA shall, and shall cause each member of the LCA Subgroup to, (i) permit USI to have full access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, to such Tax data relating to LCA or any member of the LCA Subgroup as USI may from time to time reasonably request, and (ii) furnish, and cause the independent accountants and legal counsel of LCA and the LCA Subgroup to furnish, to USI such additional Tax and other information and documents relating to the LCA Subgroup in the possession of such persons as USI may from time to time reasonably request. Similarly, after the Distribution Date, USI shall (i) permit LCA to have full access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, to such Tax data relating to any member of the LCA Subgroup in the possession of USI as LCA or any member of the LCA Subgroup may reasonably request, and (ii) furnish, and cause the independent accountants and legal counsel of USI to furnish, to LCA such additional Tax and other information and documents relating to LCA or any member of the LCA Subgroup in the possession of such persons as LCA or any member of the LCA Subgroup may from time to time reasonably request. The foregoing information shall be retained for thirty (30) days following the expiration of the applicable Tax statute of limitations (including any extensions thereof) or such other date as USI or LCA may reasonably request; provided, however, that in the event a Proceeding has been instituted prior to the expiration of the applicable Tax statute of limitations for which the information may be requested, the information shall be retained until there is a final determination with respect to such Proceeding.

                  Section 13      Payments.

                  (a) Any payments made under this Agreement shall be net of any Tax benefits to the payee.

                  (b) On their Tax Returns, USI and LCA shall (and shall cause each member of the USI Subgroup and LCA Subgroup, respectively, to) treat any payments made under this Agreement as either a contribution by USI to LCA or a distribution by LCA to USI, as the case may be, occurring immediately prior to the Distribution.

                  Section 14      Covenants.

                  (a) (i) USI shall comply and shall cause each member of the USI Subgroup to comply with and otherwise not take action inconsistent with each Representation and statement made to Cadwalader, Wickersham & Taft and Ernst & Young LLP, set forth in the Letters dated ______, attached hereto as Exhibits __ and __, in connection with the Tax Opinions; and

                      (ii) until the first day after the two-year anniversary of the Distribution Date, USI shall remain in the active conduct of a trade or business, as defined in Section 355(b) of the Code.


                  (b) (i) Until the first day after the two-year anniversary of the Distribution Date, neither LCA nor any member of the LCA Subgroup shall take any action or enter into any transaction or series of transactions or agree to enter into any other transaction that would be reasonably likely to jeopardize the tax-free status of the Distribution, including any action or transaction that would be reasonably likely to be inconsistent with any representations made to Cadwalader, Wickersham & Taft or Ernst & Young LLP in connection with the Tax Opinions unless prior to the consummation of such action or transaction LCA obtains the consent of USI. USI shall grant its consent to any action proposed by LCA or any member of the LCA Subgroup if LCA either (i) obtains a ruling with respect to the proposed actions from the IRS that is reasonably satisfactory, in form and substance, to USI and its tax counsel, or (ii) obtains an opinion from Cadwalader, Wickersham & Taft and Ernst & Young LLP;

                     (ii) LCA shall comply and shall cause each member of the LCA Subgroup to comply with and otherwise not take action inconsistent with each representation and statement made to Cadwalader, Wickersham & Taft and Ernst & Young LLP; and

                     (iii) until the first day after the two-year anniversary of the Distribution Date, LCA shall remain engaged in the active conduct of a trade or business, as defined in section 355(b) of the Code.

                  Section 15      Notice as to Indemnification.

                  (a) If an Indemnified Party determines that it is or may be entitled to indemnification from an Indemnifying Party under this Agreement, the Indemnified Party shall promptly deliver to the Indemnifying Party a written notice and demand therefor (the "Notice") specifying the basis for its claim for indemnification, the nature of the claim, if known, and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. The Notice must be received by the Indemnifying Party no later than thirty (30) days before the expiration of the applicable Tax statute of limitations; provided, however, that if the Indemnified Party does not receive notice from the applicable governmental Taxing Authority (the "Government Notice") that an item exists that could give rise to a claim for indemnification hereunder more than thirty (30) days before the expiration of the applicable Tax statute of limitations, then the Notice must be received by the Indemnifying Party immediately after the Indemnified Party receives the Government Notice. Unless the Indemnifying Party objects to the claim for indemnification (in the manner set forth in Section 15(b) hereof), the Indemnifying Party shall pay the Indemnified Party the amount set forth in the Notice, in cash or other immediately available funds, within thirty (30) days after receipt of the Notice; provided, however, that if the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified is not known at the time of the Notice, the Indemnified Party shall deliver to the Indemnifying Party a further notice specifying such amount as soon as reasonably practicable after such amount is known and payment shall then be made as set forth above.

                  (b) The Indemnifying Party may object to the claim for indemnification (or the amount thereof) set forth in any Notice by giving the Indemnified Party, within thirty (30) days following receipt of such Notice, written notice setting forth the Indemnifying Party's grounds for its objection (the "Objection Notice"). If the Indemnifying Party does not give the Indemnified Party the Objection Notice within such thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for the amount of such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

                  (c) If LCA (on behalf of the LCA Subgroup) and USI are unable to settle any dispute regarding a claim for indemnification within thirty (30) days after the receipt of the Objection Notice, LCA and USI shall, in accordance with Section 18 hereof, jointly request the Independent Accounting Firm to resolve the dispute as promptly as possible. The Indemnifying Party shall pay the Indemnified Party the amount determined by the Independent Accounting Firm to be paid to the Indemnified Party, if any, within ten (10) days of the Indemnifying Party's receipt of such determination in writing.

                  (d) Failure by the Indemnified Party to promptly deliver to the Indemnifying Party a Notice in accordance with Section 15(a) hereof shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure.

                  Section 16 Effect of Any Earlier Agreements. This Agreement shall take effect on the Distribution Date and shall replace all other agreements, whether or not written, in respect of any Taxes between or among any member of the USI Subgroup on the one hand and any member of the LCA Subgroup on the other. All such replaced agreements shall be cancelled as of the Distribution Date to the extent they relate to any members of the LCA Subgroup, and any rights or obligations of any members of the USI Subgroup or the LCA Subgroup existing thereunder thereby shall be fully and finally settled without any payment by any party thereto.


                  Section 17 Duplicative Payments. No payments pursuant to this Agreement shall be duplicative of any payments under the [Distribution Agreement] entered into as of the date hereof or vice versa. To the extent that, without regard to this sentence, an Indemnified Party has a right to be indemnified under both this Agreement and such other agreement with respect to any Tax liability, such indemnification right with respect to such Tax liability shall be governed exclusively by this Agreement.


                  Section 18 Dispute Resolution. Any dispute between LCA (on behalf of the LCA Subgroup) and USI as to any matter covered in this Agreement shall be resolved by the Independent Accounting Firm. Any fees or expenses of the Independent Accounting Firm shall be borne equally by LCA and USI.

                  Section 19 Late Payment. If an Indemnifying Party fails to make a payment due and owing under this Agreement to the Indemnified Party within the time set forth in this Agreement for making such payment, or, if no such time is provided, within thirty (30) days after the parties hereto agree (or there is a binding determination) that such payment is due and owing, the Indemnifying Party shall pay to the Indemnified Party interest on such payment from and including the date the parties reach such agreement (or such binding determination is made) to but excluding that date the Indemnifying Party makes such payment, at a rate equal to the prime rate charged by Chase Manhattan Bank N.A. to its corporate customers during such period.

                  Section 20 Transaction Tax Returns. Each of USI and LCA shall be responsible for preparing and filing or causing to be prepared and filed all Transaction Tax Returns required to be filed by it and each of USI and LCA shall pay or cause to be paid all Transaction Taxes required to be paid by it; provided, however, that USI shall be responsible for, shall pay or shall cause to be paid, and shall indemnify and hold harmless each member of the LCA Subgroup from and against all Transaction Taxes, except as provided for in
Section 7.

                  Section 21 Powers of Attorney. Each member of the LCA Subgroup shall execute and deliver to USI (or such member of the USI Subgroup as USI shall designate) any power of attorney or other document reasonably requested by USI (or such designee) in connection with the filing of Tax
Returns and payment of Taxes as described in Section 9(a) hereof, or any Proceeding described in Section 11(a) hereof.

                  Section 22 Complete Agreement; Construction. This Agreement, including the [Schedules and Exhibits], shall constitute the entire and integrated agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  Section 23 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereupon and all of which shall constitute one and the same instrument. This

Agreement shall be deemed fully executed when one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties.

                  Section 24 Notice. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                  If to USI, to:

                           U.S. Industries, Inc.
                           101 Wood Avenue South
                           Iselin, NJ  08830
                           Attn:            General Counsel
                           Telephone:       (732) 767-0700
                           Telecopy:        (732) 767-2290

                  with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, NY  10038
                           Attn:            Dennis J. Block, Esq.
                           Telephone:       (212) 504-6000
                           Telecopy:        (212) 504-6666

                  If to LCA Group Inc.:

                           LCA Group Inc.
                           101 Wood Avenue South
                           Iselin, NJ  08830
                           Attn:            General Counsel
                           Telephone:       (732) 767-2288
                           Telecopy:        (732) 767-2390

                  Section 25 Waiver. No failure or delay on the part of either party in the exercise of any power, right or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or privilege preclude the other or further exercise thereof or of any other right, power or privilege.

                  Section 26 Amendments. This Agreement may not be amended, modified or supplemented except by a written agreement signed by each of the parties hereto.

                  Section 27 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that rights ("Assignable Rights") to reimbursement, indemnification or other payments provided for hereunder may be assigned by USI or LCA to one or more lenders as collateral for loans to the assignor or any member of the USI Subgroup or LCA Subgroup that includes the assignor; provided, further, that the Assignable Rights may be assigned to such member or members of the USI Subgroup or LCA Subgroup, respectively, for such purpose. Subject to the preceding provisions of this Section 27, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  Section 28 Termination. This Agreement may be terminated according to the termination clause contained in the Distribution Agreement.

                  Section 29 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  Section 30 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  Section 31 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  Section 32 Exhibits. The Exhibits hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  Section 33 Governing Law. Except to the extent federal, state, local or foreign Tax laws, rules, or regulations govern the filing of Tax Returns or the position with respect to Taxes in Tax Returns, this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to the conflict of laws provision thereof.

                  Section 34 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                       [Signatures begin on the next page]

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of this ____ day of _____, 2000.

                                U.S. INDUSTRIES, INC.



                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                LCA GROUP INC.



                                By:
                                    -----------------------------------
                                    Name:  James O'Leary
                                    Title: Chairman & Chief Executive Officer